UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2022

LGBTQ LOYALTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954)-947-6133

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

The Company is looking to move in a new direction that will be announced soon and will require specific individuals with industry experience to join the Company’s Board of Directors. The new direction does not involve a new LGBTQ ESG ETF due to market conditions at this time.

On August 25, 2022, Barney Frank and Martina Navratilova submitted their resignations as Directors of LGBTQ Loyalty Holdings, Inc. (the “Company”) with immediate effect. Additionally, on August 27, 2022, William Bean submitted his resignation as a Director of the Company with immediate effect. Mr. Frank and Mr. Bean submitted their resignations due to differences of opinion in the direction of the Company. Each of Messrs. Frank and Bean and Ms. Navratilova have offered to tender their respective shares of Common Stock back to the Company.

Item 7.01 Regulation FD Disclosure

The Company incorporates by reference all information contained within Item 5.02 as disclosures under Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ Loyalty Holdings, Inc.

By:	/s/ Robert A. Blair
Name:	Robert A. Blair
Title:	Chief Executive Officer

Dated: September 22, 2022